Exhibit 99.1

La Jolla Pharmaceutical Company Announces Fourth-Quarter and Full-Year 2012 Financial Results and Highlights Recent Corporate Progress

SAN DIEGO, CA. – (MARKETWIRE-April 1, 2013) – La Jolla Pharmaceutical Company (OTCQB: LJPC) (the “Company” or “La Jolla”), a leader in the development of therapeutics targeting galectin-3, announced fourth-quarter and full-year 2012 financial results and highlighted recent corporate progress.

“We achieved several critical objectives in 2012, highlighted by the acceptance by the FDA of our IND for GCS-100, which included a clinical trial protocol designed to study GCS-100 in patients with CKD,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “We have continued to build off this momentum in 2013 by initiating a Phase 1/2 clinical trial in patients with CKD and announcing a new pipeline product, LJPC-501.”

Recent Accomplishments

•	On December 5, 2012, the Company announced that it had received acceptance from the U.S. Food and Drug Administration (“FDA”) of its Investigational New Drug Application (“IND”) for GCS-100.

•	On December 17, 2012, the Company announced the results of a preclinical study that examined the effect of GCS-100 on liver fibrosis in mice.

•	On January 14, 2013, the Company announced the appointment of Stacey Ruiz, Ph.D. as Director of Research and Development, and Chester S. Zygmont, III as Director of Finance.

•	On January 28, 2013, the Company announced the dosing of the first patient in the Company’s Phase 1/2 clinical trial with GCS-100 for the treatment of chronic kidney disease (“CKD”).

•	On March 4, 2013, the Company announced a new pipeline product, LJPC-501, for the treatment of hepatorenal syndrome (“HRS”).

Upcoming Milestones

•	Completion of the Phase 1 portion of the ongoing clinical trial with GCS-100 for the treatment of CKD, which the Company expects to occur during the second quarter of 2013.

•	Initiation of the Phase 2 portion of the clinical trial with GCS-100 for the treatment of CKD, which the Company expects to occur during the second quarter 2013.

•	Filing of an IND with the FDA for LJPC-501, which the Company expects to occur in the third quarter of 2013.

•	Initiation of a Phase 1 clinical trial with LJPC-501 in HRS, which the Company expects to occur by the end of 2013.

Results of Operations

La Jolla’s comprehensive net loss attributable to common stockholders for the fourth quarter of 2012 was $3.6 million, or $0.26 per share, compared to a comprehensive net loss attributable to common stockholders of $13.5 million, or $16.92 per share, for the fourth quarter of 2011. Comprehensive net loss attributable to common stockholders was lower in the fourth quarter of 2012 primarily due to the impact of derivative liabilities. Comprehensive net loss attributable to common stockholders for fiscal year 2012 was $8.5 million, or $0.84 per share, compared to $11.7 million, or $31.59 per share, for 2011.

At December 31, 2012, the Company had $3.4 million in cash, as compared to $5.0 million of cash at December 31, 2011. At December 31, 2012, the Company had positive working capital of $3.2 million, compared to negative working capital of $10.4 million at December 31, 2011. The Company believes that its current cash resources are sufficient to fund planned operations for at least the next 12 months.

About GCS-100

GCS-100 is a complex polysaccharide derived from pectin that binds to, and blocks the activity of, galectin-3, a type of galectin. Over-expression of galectin-3 has been implicated in a number of human diseases, including chronic organ failure and cancer. This makes modulation of the activity of galectin-3 an attractive target for therapy in these diseases.

About LJPC-501

LJPC-501 is a peptide agonist of the renin-angiotensin system that acts to help the kidneys balance body fluids and electrolytes. Studies have shown that LJPC-501 may improve renal function in patients with HRS.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapeutics for chronic organ failure and cancer. GCS-100, the Company’s lead product candidate, is a first-in-class inhibitor of galectin-3, a novel molecular target implicated in chronic organ failure and cancer. For more information on the Company please visit http://www.ljpc.com.

(financial tables follow)

La Jolla Pharmaceutical Company

Consolidated Statements of Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Expenses:
Research and development	$509	$—	$1,353	$177
General and administrative	2,901	469	9,386	2,097

Total expenses	3,410	469	10,739	2,274
Loss from operations	(3,410)	(469)	(10,739)	(2,274)
Other income (expenses):
Adjustments to fair value of derivative liabilities	302	(12,854)	2,998	(9,508)
Other income (expense), net	3	—	4	234

Net loss	(3,105)	(13,323)	(7,737)	(11,548)
Preferred stock dividends earned, net of forfeits	(499)	(194)	(780)	(119)
Comprehensive net loss attributable to common stockholders	$(3,604)	(13,517)	$(8,517)	$(11,667)

Net loss per share, basic and diluted	$(0.26)	$(16.92)	$(0.84)	$(31.59)

Shares used in computing basic and diluted net loss per share	13,772	799	10,196	369

La Jolla Pharmaceutical Company

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

(Unaudited)

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$3,405	$5,040
Prepaids and other current assets	25	60

Total current assets	3,430	5,100

	$3,430	$5,100

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$92	$8
Accrued expenses	107	240
Accrued payroll and related expenses	17	7
Derivative liabilities	—	15,270

Total current liabilities	216	15,525
Series C-1[2] redeemable convertible preferred stock, $0.0001 par value; 11,000 shares authorized, 5,043 shares issued and outstanding at December 31, 2011, (redemption value and liquidation preference in the aggregate of $5,116 at December 31, 2011)	—	5,133
Commitments
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 12,000,000,000 shares authorized, 14,267,383 and 874,746 shares issued and outstanding at December 31, 2012 and 2011, respectively	1	—
Series C-1[2] convertible preferred stock, $0.0001 par value; 11,000 shares authorized, 5,792 shares issued and outstanding at December 31, 2012	5,792	—
Series C-2[2] convertible preferred stock, $0.0001 par value; 22,000 shares authorized, 500 and no shares issued and outstanding at December 31, 2012 and 2011, respectively	500	—
Series D-1[2] convertible preferred stock, $0.0001 par value; 5,134 shares authorized, 4,615 and no shares issued and outstanding at December 31, 2012 and 2011, respectively	4,615	—
Additional paid-in capital	439,672	424,071
Accumulated deficit	(447,366)	(439,629)

Total stockholders’ equity (deficit)	3,214	(15,558)

	$3,430	$5,100

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), all of which are available free of charge on the SEC’s web site http://www.sec.gov. These risks include, but are not limited to, risks relating to the development of GCS-100 and LJPC-501, the success and timing of future preclinical and clinical studies of these compounds, and potential indications for which GCS-100 and LJPC-501 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company’s reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Company Contact

George F. Tidmarsh, M.D., Ph.D.

President & Chief Executive Officer

La Jolla Pharmaceutical Company

Phone: (858) 207-4264

Email: GTidmarsh@ljpc.com

and

Chester S. Zygmont, III

Director of Finance

La Jolla Pharmaceutical Company

Phone: (858) 207-4262

Email: czygmont@ljpc.com